                                                                                                                 Exhibit 10.2
                                                                                                                Execution Version
LIBOR TRANSITION AMENDMENT
THIS LIBOR TRANSITION AMENDMENT (this “Amendment”), dated as of April 24, 2023 (the “Amendment Effective Date”), is entered into among PRA GROUP, INC. (f/k/a Portfolio Recovery Associates, Inc.), a Delaware corporation (“PRA”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, PRA, PRA GROUP CANADA INC. (the “Canadian Borrower”, and, together with PRA, the “Borrowers”), the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Administrative Agent, inter alios, have entered into that certain Amended and Restated Credit Agreement dated as of May 5, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, certain loans, disbursements and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in U.S. Dollars (“Dollars”) incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and
WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for Dollars should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Amendment.
2.Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to all Loans made in Dollars. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to Loans made in Dollars and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to Loans made in Dollars.
3.Conflict with Loan Documents. In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
4.Conditions Precedent. This Amendment shall become effective after giving effect to that certain Seventh Amendment to Credit Agreement, dated as of April 24, 2023, by and among PRA, the Canadian Borrower, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent
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and Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent, and upon receipt by the Administrative Agent of counterparts of this Amendment, properly executed by PRA and the Administrative Agent.
5.Miscellaneous.
(a)Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)Electronic Execution; Electronic Records; Counterparts. This Amendment may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall constitute an original. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission (in .pdf) will be effective as delivery of a manually executed counterpart hereof. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this Section 5(b) may include use or acceptance by the Agents of a manually signed paper communication which has been converted into electronic form (such as scanned into “.pdf”), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Agents are not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agents pursuant to procedures approved by them; provided, that, without limiting the foregoing, (a) to the extent the Agents have agreed to accept such Electronic Signature, the Agents shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party, any Lender, L/C Issuer, or the Swing Line Lender without further verification, and (b) upon the request of any Agent, any Electronic Signature shall be promptly followed by a manually executed, original counterpart.
(c)Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(d)Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms and PRA confirms, reaffirms and ratifies all such documents and agrees to perform and comply with the terms and conditions of the Credit Agreement and the other Loan Documents. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Credit Agreement or any of the Loan Documents. This Amendment shall constitute a Loan Document.
(d) Representations and Warranties. To induce the Administrative Agent to execute and deliver this Amendment, PRA hereby represents and warrants to the Agents and the Lenders as of the Amendment Effective Date that no Default or Event of Default exists and all statements set forth in Section 5.02(a) of the Credit Agreement are true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case, such statement shall be true and correct in all respects) as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case, such statement was true and correct in all respects) on and as of such earlier date).
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5. Payment of Expenses. PRA agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).
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PRA GROUP, INC., a Delaware corporation
    By:
Name:
Title:

ADMINISTRATIVE AGENT:          BANK OF AMERICA, N.A., as Administrative Agent
Name: Holver Rivera
Title: Senior Vice President
LIBOR TRANSITION AMENDMENT PRA GROUP, INC.

Appendix A
TERMS APPLICABLE TO SOFR LOANS
    1.     Defined Terms. The following terms shall have the meanings set forth below:
“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify PRA and the Lenders.
“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any governmental authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case, acting in such capacity and (b) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or a governmental authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case, acting in such capacity.
“Applicable Rate” means the Applicable Rate, Applicable Margin, Margin or any similar or analogous definition in the Loan Documents applicable to a benchmark or to the Base Rate. For the avoidance of doubt, different Applicable Rates may apply to different rates under the Loan Documents. If there is no such definition in the Loan Documents because the margin is a specified amount, the “Applicable Rate” shall be the amount specified as the margin in the Loan Documents.
“Base Rate” means the Base Rate, Alternative Base Rate, ABR or any similar or analogous definition in the Credit Agreement.
“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.
“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Credit Agreement. If there is no such definition in the Credit Agreement, “Borrowing” shall mean a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2(d)(i) of this Appendix A.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“CME” means CME Group Benchmark Administration Limited.
“Committed Loan Notice” means a Committed Loan Notice, Loan Notice, Borrowing Notice, Notice of Borrowing, Continuation/Conversion Notice, Notice of
Continuation/Conversion, a draw request or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit A. If there is no such definition in the Credit Agreement, “Committed Loan Notice” shall mean a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2(d)(i), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of PRA.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, any proposed Successor Rate, Term SOFR or Daily Simple SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Daily Simple SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Amendment and any other Loan Document).
“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Amendment.
“Daily Simple SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR.
“Dollar” and “$” mean lawful money of the United States.
“Eurodollar Rate” means Eurodollar Rate, Eurocurrency Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Credit Agreement.
“Eurodollar Rate Loans” means a Loan that bears interest at a rate based on the Eurodollar Rate.
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Daily Simple SOFR Loan, the last Business Day of each March, June, September and December and the applicable maturity date set forth in the Credit Agreement.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by PRA in its Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:
(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)no Interest Period shall extend beyond the maturity date set forth in the Credit Agreement.
“Required Lenders” means the Required Lenders, Requisite Lenders, Majority Lenders or any similar or analogous definition in the Credit Agreement.
“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that, if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.
“SOFR Adjustment” means 0.10% (10 basis points) per annum.
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Loan” means a Loan that bears interest at Term SOFR or Daily Simple SOFR.
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;
provided that that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0%, Term SOFR shall be deemed 0% for purposes of this Amendment.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking Secured Overnight Financing Rate (as administered by the SOFR Administrator) term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan or a Daily Simple SOFR Loan.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
2. Terms Applicable to SOFR Loans. From and after the Amendment Effective Date, the parties hereto agree as follows, solely with respect to SOFR Loans:
(a)Impacted Currency. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate and (ii) any request for a new Eurodollar Rate Loan denominated in Dollars, or to continue an existing Eurodollar Rate Loan denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at Term SOFR, provided, that, (x) to the extent any Loan bearing interest at the Eurodollar Rate is outstanding on the Amendment Effective Date for a specified Interest Period, such Loan shall continue to bear interest at the Eurodollar Rate until the end of the current Interest Period applicable to such Loan and (y) to the extent any Loan bearing interest at the Eurodollar Rate is outstanding on the Amendment Effective Date and such rate fluctuates on a daily basis, such Loan shall bear interest at Daily Simple SOFR immediately upon the effectiveness of this Amendment.
(b)References to Eurodollar Rate and Eurodollar Rate Loans in the Credit Agreement and Loan Documents.
(i)References to the Eurodollar Rate and Eurodollar Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurodollar Rate and Eurodollar Rate Loan) shall be deemed to include Term SOFR, Term SOFR Loans, Daily Simple SOFR and Daily Simple SOFR Loans, as applicable. In addition, references to the Eurodollar Rate in the definition of Base Rate in the Credit Agreement shall be deemed to refer to Term SOFR.
(ii)For purposes of any requirement for PRA to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement) (the “Breakage Provisions”), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a SOFR Loan.

(c)Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to either Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Amendment, and shall have no liability to either Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(d)Borrowings, Conversions, Continuations and Prepayments of SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement or any other Loan Document:
(i)SOFR Loans. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon PRA’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) (A) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans or Daily Simple SOFR Loans and (B) on the requested date of any Borrowing of Daily Simple SOFR Loans or any conversion of Base Rate Loans to Daily Simple SOFR Loans. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in the minimum amounts set forth in the Credit Agreement for Loans denominated in Dollars and bearing interest at the Eurodollar Rate. Each Committed Loan Notice shall specify (i) whether PRA is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If PRA fails to specify a Type of Loan in a Committed Loan Notice or if PRA fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If PRA requests a

Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary contained herein, PRA shall only be permitted to convert Daily Simple SOFR Loans to Term SOFR Loans at the end of the payment period applicable to such Daily Simple SOFR Loans, subject to the requirements of clause (A) above.
(ii)Conforming Changes. With respect to SOFR, Term SOFR or Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Amendment or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to PRA and the Lenders reasonably promptly after such amendment becomes effective.
(iii)Committed Loan Notice. For purposes of a Borrowing of SOFR Loans, or a continuation of a Term SOFR Loan, PRA shall use the Committed Loan Notice attached hereto as Exhibit A.
(iv)Voluntary Prepayments of SOFR Loans. PRA may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Credit Agreement); provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to any date of prepayment of Term SOFR Loans.
(e)Interest.
(i)Subject to the provisions of the Credit Agreement with respect to default interest, (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate and (ii) each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Daily Simple SOFR plus the Applicable Rate.
(ii)Interest on each SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to the Breakage Provisions. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
(f)Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(g)Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current Successor Rate shall be deemed to apply to Term SOFR Loans, Daily Simple SOFR Loans, Term SOFR, Daily Simple SOFR and SOFR, as applicable, and the related defined terms shall be deemed to include Term SOFR and Daily Simple SOFR.
(h)Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to PRA.

Exhibit A
FORM OF COMMITTED LOAN NOTICE
Date: ___________, _____1 To: Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement dated as of May 5, 2017 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among PRA Group, Inc., a Delaware corporation (“PRA”), PRA Group Canada Inc., a Canadian corporation (the “Canadian Borrower”), a designated subsidiary of PRA from time to time party thereto (the “Designated Borrower”, and together with PRA and the Canadian Borrower, the “Borrowers”), the Guarantors, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer and Bank of America, National Association, acting through its Canada branch as Canadian Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.
The undersigned hereby requests (select one)2:
Domestic Revolving Loans

Indicate: Borrowing, Conversion or Continuation	Indicate: Requested Amount	Indicate: Term SOFR Loans or Daily Simple SOFR Loans	For Term SOFR Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

1 Note to PRA. All requests submitted under a single Committed Loan Notice must be effective on the same date.
If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed. 2 Note to PRA. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

Term Loans

Indicate: Borrowing, Conversion or Continuation	Indicate: Requested Amount	Indicate: Term SOFR Loans or Daily Simple SOFR Loans	For Term SOFR Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.
PRA GROUP, INC., a Delaware corporation
    By:
Name:
Title: